Exhibit 10.12

Amended, Restated and consolidated

CANADIAN SECURITY and Pledge AGREEMENT

THIS Amended, Restated and consolidated CANADIAN SECURITY and Pledge AGREEMENT (this "Agreement") is entered into as of July 10, 2024 among SCHNITZER STEEL CANADA LTD., a British Columbia corporation (the "Canadian Borrower"), the other parties identified as "Grantors" on the signature pages hereto and such other parties that may become Grantors hereunder after the date hereof (together with the Canadian Borrower, each individually a "Grantor", and collectively, the "Grantors") and Bank of America, N.A., in its capacity as administrative agent (the "Administrative Agent") for the holders of the Obligations.

RECITALS

WHEREAS, pursuant to that certain Third Amended and Restated Credit Agreement, dated as of April 6, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time prior to giving effect to the Fourth Amendment (as defined below), the "Existing Credit Agreement"), among Radius Recycling, Inc. (formerly, Schnitzer Steel Industries, Inc.), an Oregon corporation (the "US Borrower"), the Canadian Borrower, the US Lenders, the Canadian Lender, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, the US Lenders have agreed to make Committed Loans, the Swing Line Lender has agreed to make Swing Line Loans, the L/C Issuers have agreed to issue Letters of Credit, and the Canadian Lender has agreed to make Canadian Loans and issue Canadian Letters of Credit upon the terms and subject to the conditions set forth therein;

WHEREAS, the Canadian Borrower is party to that certain General Security Agreement dated as of April 6, 2016 and SCHNITZER STEEL CANADIAN HOLDINGS, INC. is party to that certain General Security Agreement dated as of April 6, 2016 (together, as extended, renewed, amended, restated, amended and restated or otherwise modified from time to time prior to the date hereof, the "Existing Security Agreements");

WHEREAS, the US Borrower, the Canadian Borrower, the Guarantors party thereto, the Lenders party thereto, the Canadian Lender and the Administrative Agent have agreed to amend the Existing Credit Agreement pursuant to the Fourth Amendment to Third Amended and Restated Credit Agreement (the "Fourth Amendment"), dated as of June 17, 2024 (the Existing Credit Agreement as amended by the Fourth Amendment and as further amended or otherwise modified from time to time, the "Credit Agreement"); and

WHEREAS, the terms of the Fourth Amendment and the Credit Agreement as amended thereby require the amendment, restatement and consolidation of the Existing Security Agreements in their entirety as set forth in this Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement are incorporated herein mutatis mutandis.

(c) The following terms shall have the meanings set forth in the PPSA: Accessions, Account, Certificated Security, Chattel Paper, Consumer Goods, Document of Title, Equipment, Financial Asset, Futures Account, Futures Contract, Goods, Instrument, Intangible, Inventory, Investment Property, Money, Proceeds, Securities Account, Securities Intermediary, Security, Security Certificate, Security Entitlement and Uncertificated Security.

(d) In addition, the following terms shall have the meanings set forth below:

"CIPO" means the Canadian Intellectual Property Office.

"Collateral" has the meaning provided in Section 2 hereof.

"Copyright License" means any written agreement now or hereafter in existence, providing for the grant by, or to, any rights (including, without limitation, the grant of rights for a party to be designated as an author or owner and/or to enforce, defend, use, display, copy, manufacture, distribute, exploit and sell, make derivative works, and require joinder in suit and/or receive assistance from another party) under a Copyright.

"Copyrights" means, collectively, all of the following of any Grantor: (i) all copyrights, works protectable by copyright, copyright registrations and copyright applications in Canada and the United States or any jurisdiction thereof, (ii) all derivative works, counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements, violations or misappropriations of any of the foregoing, (iv) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing in Canada and the United States or any jurisdiction thereof.

"Deposit Accounts" means (i) all deposit, demand, time, savings, passbook or other accounts with a bank, credit union, trust company or similar financial institution and all accounts and sub-accounts relating to any of the foregoing accounts now or hereafter held in the name of any Grantor and (ii) all cash, funds, Money, cheques, notes and Instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

"Intellectual Property" means, collectively, all of the following of any Grantor: (i) all systems software and applications software (including source code and object code), all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operations manuals, and all formulas, processes, ideas and know-how embodied in any of the foregoing, (ii) concepts, discoveries, improvements and ideas, know-how, technology, reports, design information, trade secrets, practices, specifications, test procedures, maintenance manuals, research and development, inventions (whether or not patentable), blueprints, drawings, data, customer lists, catalogs, and all physical embodiments of any of the foregoing, and (iii) Patents, Copyrights and Trademarks.

"Intellectual Property License" means any Patent License, Copyright License, Trademark License, and any other written agreement, now or hereafter in existence, providing for the grant by, or to any Grantor of any rights under any Intellectual Property.

"Issuer" means the issuer of any Pledged Equity.

"Patent License" means any written agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, make, have made, make improvements, manufacture, use, sell, import, export, and require joinder in suit and/or receive assistance from another party) under a Patent.

"Patents" means collectively, all of the following of any Grantor: (i) all patents, all inventions and patent applications, and all industrial designs and industrial design applications, in Canada and the United States or any jurisdiction thereof, (ii) all improvements, counterparts, reissues, divisional, re-examinations, extensions, continuations (in whole or in part) and renewals of any of the foregoing and improvements thereon, (iii) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations or misappropriations of any of the foregoing, (iv) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.

"Pledged Equity" means, with respect to each Grantor, 100% of the issued and outstanding shares, units, trust units, partnership, membership or other interests, participations or other equivalent rights in, or other Equity Interests of each Domestic Subsidiary, CFC Holdco or non-Domestic Subsidiary of the US Borrower that is directly owned by such Grantor, including the Equity Interests of the Subsidiaries directly owned by such Grantor as set forth on Schedule 5.20(e) to the Credit Agreement (as updated from time to time in accordance with the Credit Agreement), in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2) in the event of any consolidation or merger involving any Issuer and in which such Issuer is not the surviving Person, or in the event of any amalgamation involving any Issuer, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation, merger or amalgamation, to the extent that such successor Person is a direct Subsidiary of a Grantor;

provided, that, in no event shall Pledged Equity include any Excluded Property.

"PPSA" means the Personal Property Security Act (British Columbia); provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Personal Property Security Act as in effect in a Canadian jurisdiction other than the Province of British Columbia, or the Civil Code of Quebec, "PPSA" means the Personal Property Security Act as in effect from time to time in such other jurisdiction or the Civil Code of Quebec, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

"STA" means the Securities Transfer Act (British Columbia) or securities transfer legislation in another applicable jurisdiction in Canada.

"Trademark License" means any written agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights in (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, use, mark, police, and require joinder in suit and/or receive assistance from another party) under a Trademark.

"Trademarks" means, collectively, all of the following of any Grantor: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, logos, other business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each United States application to register any trademark or service mark prior to the filing under applicable Law of a verified statement of use for such trademark or service mark) anywhere in Canada and the United States or any jurisdiction thereof, (ii) all counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing, (iv) the right to sue for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing (including the goodwill) in Canada and the United States or any jurisdiction thereof.

"ULC", "ULC Legislation" and "ULC Shares" have the meanings provided in Section 26.

"USCO" means the United States Copyright Office.

"USPTO" means the United States Patent and Trademark Office.

2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Grantor hereby pledges, assigns, mortgages, charges and grants to the Administrative Agent, for the benefit of the holders of the Obligations, as and by way of a fixed and specific mortgage and charge, and grants to the Administrative Agent, for the benefit of the holders of the Obligations, a continuing security interest in, and a right to set off against, all of its present and after-acquired undertaking, property and assets, including, without limiting the foregoing, any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"): (a) all Accounts, rents, debts, demands and choses in action that are due, owing or accruing due, and all claims of any kind that it has, including claims against the Crown and claims under insurance policies; (b) all cash, Money, currency and cash equivalents; (c) all Chattel Paper; (d) all Deposit Accounts; (e) all Documents of Title; (f) all Equipment; (g) all Financial Assets; (h) all fixtures; (i) all Goods; (j) all Instruments; (k) all Intangibles; (l) all Intellectual Property and Intellectual Property Licenses; (m) all Inventory; (n) all Investment Property, including shares, stock, warrants, bonds, debentures, debenture stock and other Securities (in each case whether evidenced by a Security Certificate or an Uncertificated Security) and Security Entitlements, Securities Accounts, Futures Contracts and Futures Accounts; (o) all Pledged Equity; (p) all books and records pertaining to the Collateral; and (q) all parts, components, renewals, substitutions and replacements of any and all of the foregoing, all attachments, accessories and increases, additions and Accessions of any and all of the foregoing and all Proceeds of any and all of the foregoing, including property in any form derived directly or indirectly from any dealing with such property.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to, and the Collateral shall not include, (i) Excluded Property, (ii) Consumer Goods, or (iii) United States "intent-to-use" applications to register any trademark or service mark prior to the filing and acceptance by the USPTO under applicable Law of a verified statement of use or amendment to allege for such trademark or service mark, but only to the extent that, and solely during the period if any in which, the grant of security interest therein would impair the validity or enforceability of such "intent-to-use" trademark applications (or the resulting trademark registrations).

The Grantors and the Administrative Agent, on behalf of the holders of the Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (A) constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising and (B) is not construed as an assignment of any Intellectual Property.

Notwithstanding anything in this Agreement to the contrary, (i) neither creation or perfection of pledges of or security interests in, nor the obtaining of legal opinions or other deliverables with respect to, particular assets of any Grantor shall be required, if, and for so long as and to the extent that the Administrative Agent and the US Borrower agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, shall be excessive in view of the benefits to be obtained by the holders of the Obligations therefrom, (ii) Liens required to be granted from time to time shall be subject to exceptions and limitations set forth in the Collateral Documents as in effect on the Fourth Amendment Effective Date, (iii) no perfection actions shall be required with respect to motor vehicles and other assets subject to certificates of title and (iv) in no event shall notices be required to be sent to contractual third parties prior to an enforcement event following the occurrence and continuation of an Event of Default. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of legal opinions or other deliverables with respect to particular assets by any Grantor where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents.

Each Grantor agrees that the holders of the Obligations have given value and that the security interests created by this Agreement are intended to attach (a) with respect to Collateral that is now in existence, upon execution of this Agreement, and (b) with respect to Collateral that comes into existence in the future, upon such Grantor acquiring rights in the Collateral or the power to transfer rights in the Collateral to the Administrative Agent. In each case, the parties do not intend to postpone the attachment of any security interests created by this Agreement. For the avoidance of doubt, no control agreements with respect to Deposit Accounts or Securities Accounts are required.

3. Representations and Warranties. Each Grantor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Obligations, that (subject in each case to Section 6.16 of the Credit Agreement):

(a) Ownership. Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. There exists no adverse claim (as defined in the STA) with respect to the Pledged Equity of such Grantor.

(b) Security Interest/Priority. This Agreement creates a valid security interest in favour of the Administrative Agent, for the benefit of the holders of the Obligations, in the Collateral of such Grantor and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the PPSA, free and clear of all Liens except for Liens permitted pursuant to Section 7.01 of the Credit Agreement. No Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement with respect to the Collateral, except to perfect Liens permitted pursuant to

Section 7.01 of the Credit Agreement. The taking possession by the Administrative Agent of the Certificated Securities (if any) evidencing the Pledged Equity and all other Instruments (to the extent required to be delivered) constituting Collateral will perfect and establish the first priority of the Administrative Agent's security interest in all the Pledged Equity evidenced by such Certificated Securities and such Instruments.

(c) Accounts. (i) Each Account of the Grantors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Grantor to, the Account Debtor named therein, (iii) no Account of a Grantor in an amount in excess of $1,000,000 payable is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper, to the extent requested by the Administrative Agent, has been endorsed over and delivered to, or submitted to the control of, the Administrative Agent, (iv) no surety bond was required or given in connection with any Account of a Grantor or the contracts or purchase orders out of which they arose and (v) no account debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce the Administrative Agent's rights in the Collateral otherwise, except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Collateral.

(d) Equipment and Inventory. With respect to any Equipment and/or Inventory of a Grantor with a value in excess of $500,000, each such Grantor has exclusive possession and control of such Equipment and Inventory of such Grantor except for (i) Equipment leased by such Grantor as a lessee, (ii) Equipment or Inventory in transit, (iii) Equipment consisting of rolling stock, bins, trailers, barges, processing equipment or similar like equipment or (iv) Equipment and/or Inventory in the possession or control of a warehouseman, bailee or any agent or processor of such Grantor to the extent such Grantor has complied with Section 4(c). Except as otherwise previously disclosed to the Administrative Agent, no Inventory of a Grantor is held by a Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement. To the knowledge of the Borrower, none of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor's ability to use, manufacture, lease, sell or otherwise dispose of such Inventory in any material respect. The completion of the manufacturing process of such Inventory by a Person other than the applicable Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject. None of the Inventory is subject to a lease agreement.

(e) Contracts; Agreements; Licenses. No Grantor has any material contracts, material agreements or material licenses with respect to the Collateral which are non-assignable by their terms, or as a matter of law, or which prevent the granting of a security interest therein, other than material contracts, agreements or licenses with government entities.

(f) Consents; Etc. No approval, consent, exemption, authorization or other action by, notice to, or filing with, any Governmental Authority or any other Person (including, without limitation, any shareholder, member or creditor of such Grantor), is necessary or required for (i) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection of such security interest (to the extent such security interest can be perfected by filing under the PPSA, the granting of control (to the extent required under Section 4(h)) or by filing and recording an appropriate notice with the CIPO, the USPTO or the USCO) or (iii) the exercise by the Administrative Agent or the holders of the Obligations of the rights and remedies provided for in this Agreement (including, without limitation, as against any Issuer), except for (A) the filing or recording of PPSA financing statements, (B) the filing of appropriate notices with the CIPO, the USPTO and the USCO, (C) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(h)), (D) such actions as may be required by Laws affecting the offering and sale of securities, (E) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of non-Domestic Subsidiaries (other than a Subsidiary that is organized under the laws of Canada or any province or territory thereof) and (F) consents, authorizations, filings or other actions which have been obtained or made.

(g) Authorization of Pledged Equity, etc. All Pledged Equity (i) is duly authorized and validly issued, (ii) is fully paid and, to the extent applicable, non-assessable and is not subject to the preemptive rights of any Person, (iii) is beneficially owned as of record by a Grantor and (iv) constitute all the issued and outstanding shares of all classes of the equity of such Issuer issued to such Grantor. Except in the case of ULC Shares, other than any approval or consent that may be required from the board of directors or shareholders of an Issuer pursuant to its Organization Documents which has already been obtained and will be maintained in full force and effect during the term of this Agreement, there are no restrictions in any Organization Document governing any Pledged Equity or any other document related thereto which would limit or restrict (i) the grant by such Grantor of the security interest in the Collateral granted hereby on such Pledged Equity, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged Equity as contemplated by this Agreement.

(h) No Other Equity Interests, Instruments, Etc. As of the Fourth Amendment Effective Date, (i) no Grantor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Administrative Agent hereunder except as set forth on Schedule 5.20(e) to the Credit Agreement (as updated from time to time in accordance with the Credit Agreement), and (ii) no Grantor holds any Instruments, Documents of Title or Chattel Paper required to be pledged and delivered to the Administrative Agent pursuant to Section 4(h)(i) other than as set forth on Schedule 5.20(c) to the Credit Agreement (as updated from time to time in accordance with the Credit Agreement). All such Certificated Securities, Instruments, Documents of Title and Chattel Paper have been delivered to the Administrative Agent to the extent (A) requested by the Administrative Agent or (B) as required by the terms of this Agreement and the other Loan Documents.

(i) Partnership and Limited Liability Company Interests. None of the Collateral consisting of (i) an interest in a partnership or a limited liability company is dealt in or traded on a securities exchange or in a securities market, (ii) an interest in a limited liability company by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) an interest in a partnership or a limited liability company is an Investment Company Security, (iv) an interest in a partnership or a limited liability company is held in a Futures Account or Securities Account or (iv) an interest in a limited liability company constitutes a Financial Asset. Except as previously disclosed to the Administrative Agent, all of the Collateral consisting of an interest in a partnership by its terms expressly provides that it is a Security for purposes of the STA.

(j) Locations of Collateral. All of the Grantors' Equipment, Inventory and other tangible personal property is located in the jurisdictions set forth on Schedule 1.

(k) Copyrights, Patents and Trademarks.

(i)
All material Intellectual Property and all material Intellectual Property registrations or applications owned by any Grantor are subsisting, unexpired, have not been abandoned and, to the knowledge of such Grantor, are valid and enforceable.

(ii)
To the knowledge of each Grantor, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any material Intellectual Property of any Grantor in any material respect.

(iii)
To the knowledge of each Grantor, all material applications for registration or issuance of Copyrights, Patents and Trademarks of each Grantor included in the Collateral have been duly and properly filed, and all material registrations of Copyrights and Trademarks and material letters Patent of each Grantor included in the Collateral have been duly and properly filed and issued (in each case, subject to the bringing up to date of record ownership thereof, if applicable).

(iv)
No Grantor has made any assignment or agreement in conflict with the security interest in the Intellectual Property of any Grantor included in the Collateral hereunder except as permitted or not prohibited under the Credit Agreement.

(v)
To the knowledge of each Grantor, the operation of its business does not materially infringe upon any Intellectual Property rights held by any other Person.

4. Covenants. Each Grantor covenants that until such time as the Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated, such Grantor shall (subject in each case to Section 6.16 of the Credit Agreement):

(a) Maintenance of Perfected Security Interest; Further Information.

(i) Maintain the security interest created by this Agreement as a first priority perfected security interest (subject only to Liens permitted pursuant to Section 7.01 of the Credit Agreement) and defend such security interest against the material claims and demands of all Persons whomsoever (other than the holders of Liens permitted pursuant to Section 7.01 of the Credit Agreement).

(ii) From time to time furnish to the Administrative Agent upon the Administrative Agent's reasonable request, statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(b) Filing of Financing Statements, Notices, etc. Each Grantor shall execute and deliver to the Administrative Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the PPSA, including, without limitation, financing statements (including renewals) and (B) with regard to Copyrights (and applications therefor), Patents (and applications therefor) or Trademarks (and applications therefor), a Confirmation of Security Interest in Intellectual Property substantially in the form of Exhibit B or other form reasonably acceptable to the Administrative Agent, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. Furthermore, each Grantor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative

Agent may designate, as such Grantor's attorney in fact with full power and for the limited purpose to prepare and file (and, to the extent applicable, sign) in the name of such Grantor any financing statements, or financing change statements, notices or any similar documents which in the Administrative Agent's reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until such time as the Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated. Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Grantor wherever the Administrative Agent may in its sole discretion desire to file the same.

(c) Collateral Held by Warehouseman, Bailee, etc.

(i) Upon the reasonable request of the Administrative Agent, with respect to any Collateral that is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Grantor, (A) notify such Person in writing of the Administrative Agent's security interest for the benefit of the holders of the Obligations in such Collateral, (B) instruct such Person to hold all such Collateral for the Administrative Agent's account and subject to the Administrative Agent's instructions and (C) use reasonable efforts to obtain (1) a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent and (2) such other documentation required by the Administrative Agent (including, without limitation, subordination and access agreements).

(ii) Upon the reasonable request of the Administrative Agent, perfect and protect such Grantor's ownership interests in all Inventory stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required by the PPSA to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor's interests in such inventory under the PPSA or otherwise, which such financing statements filed pursuant to this Section shall be assigned to the Administrative Agent, for the benefit of the holders of the Obligations.

(d) Inventory. With respect to the Inventory of each Grantor:

(i) At all times maintain inventory records reasonably satisfactory to the Administrative Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and such Grantor's cost therefore and daily withdrawals therefrom and additions thereto.

(ii) Produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable Laws.

(iii) Such Grantor shall not, at any time, permit any Inventory to be subject to a lease agreement.

(e) Treatment of Accounts. None of the Grantors will, without the Administrative Agent's prior written consent, grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as (i) normal and customary in the ordinary course of a Grantor's business and (ii) as permitted under the Credit Agreement.

(f) Books and Records. Mark its books and records (and shall cause the Issuer of the Pledged Equity of such Grantor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

(g) Nature of Collateral. At all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property (except with respect to fixtures).

(h) Perfection through Possession and Control.

(i) If any amount in excess of $1,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document of Title, ensure that such Instrument, Chattel Paper or Document of Title is either in the possession of such Grantor at all times or, if reasonably requested by the Administrative Agent to perfect its security interest in such Collateral, is delivered to the Administrative Agent duly endorsed in a manner reasonably satisfactory to the Administrative Agent. If requested by the Administrative Agent and upon the occurrence of an Event of Default and during the continuation thereof, such Grantor shall ensure that any Collateral consisting of Chattel Paper is marked with a legend acceptable to the Administrative Agent indicating the Administrative Agent's security interest in such Chattel Paper.

(ii) Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of a Grantor, all certificates constituting Certificated Securities or Pledged Equity. Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by such Grantor for the benefit of the Administrative Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit A hereto or other form reasonably acceptable to the Administrative Agent.

(i) Chief Executive Office, Locations of Collateral, etc. Without limiting any applicable restriction herein or in any other Loan Document, not (i) change its legal name, (ii) adopt any French or combined form of name, (iii) change the jurisdiction in which its chief executive office is located, or (iv) permit any of its Equipment, Inventory or other tangible personal property to be located out of the jurisdictions set forth on Schedule 1, without, in each case, providing at least 30 days (or such shorter period as the Administrative Agent may agree) prior written notice to Administrative Agent and promptly taking other steps, if any, as the Administrative Agent requests to ensure that the position of the Administrative Agent is not adversely affected by the change.

(j) Issuance or Acquisition of Equity Interests in Partnerships or Limited Liability Companies.

(i) Not without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require (in the case of an acquisition, within fifteen (15) Business Days following the date such acquisition is consummated (or such longer period of time as is agreed to by the Administrative Agent in its sole discretion)), issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (A) is dealt in or traded on a securities exchange or in a securities market, (B) with respect to an interest in a partnership, does not by its terms expressly provide that it is a Security for purposes of the STA, (C) with respect to an interest in a limited liability company, by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (D) is an Investment Company Security, (E) is held in a Securities Account or (F) constitutes a Financial Asset.

(ii) Without the prior written consent of the Administrative Agent, no Grantor will (A) vote to enable, or take any other action to permit, any applicable Issuer to issue any Investment Property or Equity Interests constituting partnership or limited liability company interests, except for those additional Investment Property or Equity Interests constituting partnership or limited liability company interests that will be subject to the security interest granted herein in favour of the holders of the Obligations, or (B) enter into any agreement or undertaking, except in connection with a Disposition permitted under Section 7.05 of the Credit Agreement, restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Investment Property or Pledged Equity or Proceeds thereof. The Grantors will defend the right, title and interest of the Administrative Agent in and to any Investment Property and Pledged Equity against the claims and demands of all Persons whomsoever.

(iii) If any Grantor shall become entitled to receive or shall receive (A) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (B) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the holders of the Obligations, hold the same in trust for the holders of the Obligations, segregated from other funds of such Grantor, and promptly deliver the same to the Administrative Agent, on behalf of the holders of the Obligations, in accordance with the terms hereof.

(l) Intellectual Property.

(i) (A) Not do any act or omit to do any act whereby any material Copyright included in the Collateral may become invalidated; (B) not do any act, or omit to do any act, whereby any such material Copyright may become injected into the public domain; (C) notify the Administrative Agent promptly if it knows that any material Copyright may become injected into the public domain or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in Canada, the United States or any other country, other than routine office actions in the normal course of prosecution) regarding a Grantor's ownership of any such Copyright or its validity; (D) take commercially reasonable steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each material Copyright owned by a Grantor and to maintain each registration of each material Copyright owned by a Grantor including, without limitation, filing of applications for renewal where necessary; and (E) promptly notify the Administrative Agent of any material infringement, misappropriation, dilution or impairment of any material Copyright owned by a Grantor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, dilution or impairment or seeking injunctive relief and seeking to recover any and all damages for such infringement, misappropriation, dilution or impairment.

(ii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Grantor included in the Collateral hereunder except as permitted or not prohibited by the Credit Agreement.

(iii) (A) Continue to use each material Trademark included in the Collateral in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration to the extent required by applicable law, (D) not adopt or use any mark that is confusingly similar or a colourable imitation of such Trademark unless the Administrative Agent, for the benefit of the holders of the Obligations, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any such Trademark may become invalidated.

(iv) Not do any act, or omit to do any act, whereby any material Patent included in the Collateral may become abandoned or dedicated.

(v) Notify the Administrative Agent and the holders of the Obligations promptly if it knows that any application or registration relating to any material Patent or Trademark included in the Collateral may become abandoned or dedicated, or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the CIPO, the USPTO or any court or tribunal in any country, other than routine office actions in the normal course of prosecution) regarding such Grantor’s ownership of any such Patent or Trademark or its right to register the same or to keep and maintain the same.

(vi) Take commercially reasonable steps, including, without limitation, in any proceeding before the CIPO, the USPTO, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Patent and material Trademark included in the Collateral, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(vii) Promptly notify the Administrative Agent and the holders of the Obligations after it learns that any material Patent or Trademark included in the Collateral is materially infringed, misappropriated, diluted or impaired by a third party and take such actions as it shall reasonably deem appropriate under the circumstances to protect such

Patent or Trademark, including, where appropriate, the bringing of suit for infringement, misappropriation, dilution or impairment, to seek injunctive relief where appropriate and seeking to recover any and all damages for such infringement, misappropriation, dilution or impairment.

(viii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Grantor included in the Collateral hereunder except as permitted or not prohibited by the Credit Agreement.

(ix) Grants to the Administrative Agent, to be exercised solely upon the occurrence of an Event of Default and during the continuance thereof, a royalty free license to use such Grantor's Intellectual Property in connection with the enforcement of the Administrative Agent's rights under Section 7 and Section 8 of this Agreement, but only to the extent any license or agreement granting such Grantor rights in such Intellectual Property does not prohibit such use by the Administrative Agent; provided, that, the use of any Trademarks by the Administrative Agent pursuant to the license granted hereunder shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks.

Notwithstanding the foregoing, the Grantors may, in their reasonable business judgment, fail to maintain, pursue, preserve or protect any Copyright, Patent or Trademark which is not material to their businesses.

5. Authorization to File Financing Statements. Each Grantor hereby authorizes the Administrative Agent to prepare and file such financing statements (including renewals) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the PPSA, which such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may reasonably determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted herein, including, without limitation, describing such property as "all of the debtor's present and after-acquired personal property." Each Grantor waives the right to receive a copy of any financing statement or financing change statement that may be registered in connection with this Agreement or any verification statement issued with respect to a registration.

6. Advances. On failure of any Grantor to perform any of the covenants and agreements contained herein or in any other Loan Document, the Administrative Agent may, at its sole option and in its sole discretion, after ten (10) business days prior written notice to each applicable Grantor and opportunity to cure, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security hereof or which may be compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any Default or Event of Default. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent, on behalf of the holders of the Obligations, shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Obligations, or by any applicable Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the PPSA of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the PPSA (regardless of whether the PPSA is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the PPSA applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels any or all Collateral held by or for it at public or private sale, at any exchange or broker's board or elsewhere, by one or more contracts, in one or more parcels, for money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Grantor acknowledges that any such private sale may be at prices and on terms less favourable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under applicable securities Laws. The Administrative Agent or any other holder of the Obligations shall have the right upon any such public sale or sales, and, to the extent permitted by applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. Neither the Administrative Agent's compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. Each Grantor waives giving of notice to the maximum extent permitted by applicable Law. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the US Borrower in accordance with the notice provisions of Section 10.02 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. If the Administrative Agent determines to exercise its right to sell any or all of the Pledged Equity, each Grantor agrees that, upon request of the Administrative Agent, such Grantor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Equity or any part thereof valid and binding and in compliance with applicable Law. The Administrative Agent is not required to take steps to qualify, or cause to be qualified, any Equity Interests forming part of the Pledged Equity for public distribution or request the issuer to qualify them. The Administrative Agent need not dispose of any securities by public distribution even if they are qualified for public distribution. The Administrative Agent may dispose of securities by an exemption from the prospectus requirements of applicable securities legislation as it considers appropriate notwithstanding that doing so may require them to comply with limitations or restrictions relating to the exemption. The limitations or restrictions may include complying with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications (including being accredited investors, agreeing to pay a minimum price or demonstrating qualifications required to obtain any approval of the sale or resulting purchase that is required under applicable Law), and restricting prospective bidders and purchasers to those who will represent and agree that they are purchasing as principal for their own account for investment and not with a view to distribution or resale. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any holder of the Obligations may be a purchaser at any such sale. To the extent permitted by applicable Law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place. To the extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any holder of the Obligations arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any other holder of the Obligations as determined by a final non-appealable judgment of a court of competent jurisdiction, in each case against whom such claim is asserted. Each Grantor agrees that the internet shall constitute a "place" for purposes of the PPSA and that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of the PPSA.

(b) Remedies Relating to Accounts.

(i) Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, and so long as the Administrative Agent has provided three (3) Business Days' prior written notice to each applicable Grantor, (A) promptly upon the reasonable request of the Administrative Agent, each Grantor shall instruct all Account Debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (B) the Administrative Agent shall have the right to enforce any Grantor's rights against its customers and Account Debtors, and the Administrative Agent or its designee may notify any Grantor's customers and Account Debtors that the Accounts of such Grantor have been assigned to the Administrative Agent or of the Administrative Agent's security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent's discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Obligations in the Accounts.

(ii) Upon the occurrence of an Event of Default and during the continuation thereof and so long as the Administrative Agent has provided three (3) Business Days' prior written notice to each applicable Grantor, each such Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent's own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Neither the Administrative Agent nor the holders of the Obligations shall have any liability or responsibility to any Grantor for acceptance of a cheque, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.

(iii) Upon the occurrence of an Event of Default and during the continuation thereof, and so long as the Administrative Agent has provided three (3) Business Days' prior written notice to each applicable Grantor, (A) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications, (B) upon the Administrative Agent's request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (C) the Administrative Agent in its own name or in the name of others may communicate with Account Debtors on the Accounts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Accounts.

(c) Deposit Accounts/Securities Accounts. Upon the occurrence of an Event of Default and during continuation thereof, and solely to the extent permitted by the PPSA or other applicable Law, the Administrative Agent may prevent withdrawals or other dispositions of funds in Deposit Accounts and Securities Accounts held with any holder of the Obligations.

(d) Investment Property/Pledged Equity. Upon the occurrence of an Event of Default and during the continuation thereof, after (3) Business Days' prior written notice to each applicable Grantor: the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property or Pledged Equity or other Proceeds paid in respect of any Investment Property or Pledged Equity, and any or all of any Investment Property or Pledged Equity may, at the option of the Administrative Agent, be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to such Investment Property, or any such Pledged Equity at any meeting of shareholders, partners or members of the relevant Issuers or otherwise and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property or Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property or Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Investment Property or Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the other holders of the Obligations shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property and/or Pledged Equity to (A) comply with any instruction received by it from the Administrative Agent in writing that (1) states that an Event of Default has occurred and is continuing and (2) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (B) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Investment Property or Pledged Equity directly to the Administrative Agent. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given three (3) Business Days' notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to this Section 7, each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and any Pledged Equity, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and Pledged Equity to the extent not inconsistent with the terms of this Agreement and the other Loan Documents.

(e) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(f) Non-exclusive Nature of Remedies. Failure by the Administrative Agent or the holders of the Obligations to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Obligations, or as provided by Law, or any delay by the Administrative Agent or the holders of the Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Obligations shall only be granted as provided herein. To the extent permitted by Law, neither the Administrative Agent, the holders of the Obligations, nor any party acting as attorney for the Administrative Agent or the holders of the Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder as determined by a final non-appealable judgment of a court of competent jurisdiction. The rights and remedies of the Administrative Agent and the holders of the Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the holders of the Obligations may have. The Administrative Agent shall be under no obligation to marshal in favour of the Grantors any other security interest or lien or any money or other property that the Administrative Agent or the holders of the Obligations may be entitled to receive or may have a claim upon.

(g) Retention of Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Section 61 of the PPSA or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason.

(h) Receiver. The Administrative Agent may take proceedings in any court of competent jurisdiction for the appointment of a receiver (which term includes a receiver and manager) of the Collateral or may by appointment in writing appoint any person to be a receiver of the Collateral. The Administrative Agent may remove any receiver appointed by it and appoint another in its place, and may determine the remuneration of any receiver, which may be paid from the proceeds of the Collateral in priority to other Obligations. Any receiver appointed by the Administrative Agent shall, to the extent permitted by applicable Law, have all of the rights, benefits and powers of the Administrative Agent under this Agreement, the PPSA or otherwise. Any receiver shall be deemed the agent of the Grantors and the Administrative Agent shall not be in any way responsible for any misconduct or negligence of any receiver.

(i) Waiver; Deficiency. Each Grantor hereby waives, to the extent permitted by applicable Laws, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable Laws in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Obligations are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

8. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Obligations, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence of an Event of Default and during the continuation thereof, to, after three (3) Business Days' prior written notice to each applicable Grantor:

(i) demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine in respect of or arising out of the Collateral;

(ii) commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate in respect of or arising out of the Collateral;

(iv) receive, open and dispose of mail addressed to a Grantor and endorse cheques, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi) adjust and settle claims under any insurance policy relating thereto;

(vii) execute and deliver all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein in respect of or arising out of the Collateral;

(viii) institute any foreclosure proceedings that the Administrative Agent may deem appropriate in respect of or arising out of the Collateral;

(ix) sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x) exchange any of the Pledged Equity or other property upon any merger, amalgamation, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(xi) vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the holders of the Obligations or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7;

(xii) pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii) direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(xiv) receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(xv) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the security interests created hereby in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby; and

(xvi) do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other holder of the Obligations to exercise any such powers.

(b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c) The Administrative Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d) Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the

Administrative Agent nor any holder of the Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any holder of the Obligations of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any holder of the Obligations be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e) Voting and Payment Rights in Respect of the Pledged Equity.

(i) So long as no Event of Default shall exist, each Grantor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Grantor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement; and

(ii) During the continuance of an Event of Default, (A) all rights of a Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of a Grantor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by a Grantor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor, and shall be forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Obligations.

(f) Releases of Collateral.

(i)
If any Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral.

(ii)
The Administrative Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this

Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted.

9. Application of Proceeds. After the exercise of remedies provided for in Section 8.02 of the Credit Agreement (or upon acceleration of the Obligations pursuant to Section 8.02 of the Credit Agreement), any payments in respect of the Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any holder of the Obligations in cash or cash equivalents will be applied in reduction of the Obligations in the order set forth in Section 8.03 of the Credit Agreement.

10. Continuing Agreement.

(a) This Agreement shall remain in full force and effect until such time as the Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated, at which time this Agreement shall be automatically terminated (other than obligations under this Agreement which expressly survive such termination) and the Administrative Agent shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all PPSA discharges and/or other documents reasonably requested by the Grantors evidencing such termination.

(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any holder of the Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

11. Amendments; Waivers; Modifications, etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 10.01 of the Credit Agreement.

12. Successors in Interest. This Agreement shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Obligations and their successors and permitted assigns.

13. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 10.02 of the Credit Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. "pdf" or "tif") shall be effective as delivery of a manually executed counterpart of this Agreement. Subject to Section 10.18 of the Credit Agreement, this Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures, including facsimile and .pdf, and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.

15. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

16. Governing Law; Submission to Jurisdiction; Waiver of Venue; Waiver of Jury Trial; Acknowledgment Regarding Any Supported QFCs.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(b) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE PROVINCE OF BRITISH COLUMBIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE COURTS OF THE PROVINCE OF BRITISH COLUMBIA. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. DESPITE THE PRECEDING PART OF THIS SECTION, THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER ARE PERMITTED TO TAKE PROCEEDINGS IN RELATION TO ANY DISPUTE ARISING FROM OR IN RELATION TO THIS AGREEMENT IN ANY COURT OF ANY OTHER JURISDICTION WITH JURISDICTION AND TO THE EXTENT ALLOWED BY LAW MAY TAKE CONCURRENT PROCEEDINGS IN ANY NUMBER OF JURISDICTIONS.

(c) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) The terms of Sections 10.15 and 10.24 of the Credit Agreement with respect to waiver of jury trial and acknowledgment regarding any supported QFCs are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

17. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

18. Entirety. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

19. Other Security. To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default and during the continuation thereof, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Obligations or any of the rights of the Administrative Agent or the holders of the Obligations under this Agreement, under any other of the Loan Documents or under any other document relating to the Obligations.

20. Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as a "Grantor" and have all of the rights and obligations of a Grantor hereunder and this Agreement shall be deemed amended by such Joinder Agreement.

21. Joint and Several Obligations of Grantors.

(a) Each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

(b) Each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a primary obligor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that (i) all the Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them and (ii) a separate action may be brought against each Grantor to enforce this Agreement whether or not any Borrower, any other Grantor or any other person or entity is joined as a party.

(c) Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents, to the extent the obligations of a Grantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Grantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, Debtor Relief Laws).

22. Consent of Issuers of Pledged Equity. Any party hereto that is an Issuer hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Grantors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable Law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such Issuer.

23. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

24. Amalgamation, Merger. If any Grantor amalgamates or merges with one or more other entities, the Obligations and the security interest granted to the Administrative Agent pursuant to this Agreement shall continue as to the Obligations and the undertaking, property and assets of such Grantor at the time of amalgamation or merger, and shall extend to the Obligations and the present and future undertaking, property and assets (other than Excluded Property) of the amalgamated or merged entity, and the term Grantor shall extend to the amalgamated or merged entity, all as if the amalgamated or merged entity had executed this Agreement as such Grantor.

25. Limitation Periods. To the extent that any limitation period applies to any claim for payment of the Obligations or remedy for enforcement of the Obligations, each Grantor agrees that: (a) any limitation period is expressly excluded and waived entirely if permitted by applicable Law; (b) if a complete exclusion and waiver of any limitation period is not permitted by applicable Law, any limitation period is extended to the maximum length permitted by applicable Law; (c) any applicable limitation period shall not begin before an express demand for payment of the Obligations is made in writing by the Administrative Agent to any Grantor; and (d) any applicable limitation period shall begin afresh upon any payment or other acknowledgment of the Obligations by any Loan Party.

26. ULC Shares. Notwithstanding any provisions to the contrary contained in this Agreement, any other Loan Document or any other document or agreement to which any party to this Agreement is also party, each of the Grantors is the sole registered and beneficial owner of the shares and other Pledged Equity (collectively, the "ULC Shares") of each unlimited company, unlimited liability company or unlimited liability corporation incorporated or otherwise existing under the laws of any province or territory of Canada or under the federal laws of Canada, and of any other entity whose members or shareholders have liability comparable to that of members or shareholders of any unlimited company, unlimited liability company or unlimited liability corporation (each, a "ULC") that is from time to time an Issuer. Each Grantor will remain so until the ULC Shares are, with the prior written consent of the Administrative Agent (which has not been revoked) and in the course of realization of the security interests under this Agreement, transferred on the books and records of the applicable Issuer into the name of the Administrative Agent, its nominee, any holder of the Obligations or a purchaser designated by the Administrative Agent. Accordingly, each Grantor shall be entitled to receive and retain for its own account any dividend, distribution, payment or other proceeds in respect of the ULC Shares (except insofar as such Grantor has granted a security interest in the dividend or other distribution in favour of the Administrative Agent under this Agreement, in which case the other terms hereof granting a the security interest therein will apply thereto) and shall have the right to vote the ULC Shares and to control the direction, management and policies of the applicable Issuer of ULC Shares to the same extent as such Grantor would if the ULC Shares were not pledged to the Administrative Agent. Nothing in this Agreement or any other Loan Document is intended to or shall constitute the Administrative Agent, any holder of the Obligations or any person other than the Grantors, a shareholder or member of any Issuer of ULC Shares for the purposes of the Business Corporations Act (Alberta), the Companies Act (Nova Scotia), the Business Corporations Act (British Columbia), the Business Corporations Act (Prince Edward Island) or any other applicable legislation governing the formation of a ULC ("ULC Legislation") until such time as the ULC Shares are transferred in the course of realization as described above in this Section. To the extent any provision of this Agreement would have the effect of constituting the Administrative Agent or any holder of the Obligations or any person other than one or more of the Grantors as a shareholder or member of any ULC that is from time to time an Issuer of ULC Shares, for the purposes of the ULC Legislation, before such time, such provision shall be deemed not to apply to the ULC Shares or the Issuer of ULC Shares, or both, as the case may be, and shall be ineffective without otherwise invalidating or rendering this Agreement unenforceable or invalidating or rendering the provision in question unenforceable insofar as it relates to property that is not the ULC Shares. Notwithstanding anything else in this Agreement, except upon the exercise of rights to sell or otherwise dispose of the ULC Shares following the occurrence of an Event of Default, the Grantors shall not cause or permit or enable any Issuer of ULC Shares to cause or permit or enable the Administrative Agent or any holder of the Obligations to: (a) be registered as a shareholder of the Issuer; (b) have any notation entered in its favour in the share register or other books and records of a ULC in respect of any ULC Shares; (c) act or purport to act as a shareholder of the Issuer of ULC Shares, or obtain, exercise or attempt to exercise any rights of a shareholder of the Issuer of ULC Shares, including the right to attend a meeting of the Issuer, or to vote the ULC Shares; (d) be held out as shareholder or member of the Issuer; or (e) receive, directly or indirectly, any dividends, property or other distributions from the Issuer by reason of the Administrative Agent or any holder of the Obligations holding a security interest in the ULC Shares. The limitations in this Section shall not restrict the Administrative Agent from (i) exercising the rights to sell or otherwise dispose of ULC Shares that it is entitled to exercise under this Agreement or (ii) having the ULC Shares registered in its name, in either case at any time that the Administrative Agent is entitled to realize on all or any portion of the ULC Shares pursuant to this Agreement and, in either case, provided that the Administrative Agent has (y) given notice to such Grantor of its intention to realize upon those ULC Shares (including by selling or disposing of or re-registering those ULC Shares) and (z) consented in writing to any change in registration and not revoked its consent.

27. Amendment, Restatement and Consolidation of Existing Security Agreements. Each of the parties to the Existing Security Agreements hereby agree that the Existing Security Agreements automatically shall be deemed amended, restated and consolidated in their entirety and superseded in all respects by this Agreement. All security interests, liens and pledges created by the Existing Security Agreements shall continue unimpaired and in full force and effect, as amended, restated and consolidated by this Agreement. This Agreement does not constitute a novation of the obligations and liabilities existing under the Existing Security Agreements, and this Agreement evidences the obligations of the Obligors (as defined in the Existing Security Agreements) under the Existing Security Agreements as continued and amended and restated and consolidated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

145551853:v4

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS: SCHNITZER STEEL CANADA LTD.,

a British Columbia corporation

By: /s/ Stefano Gaggini

Name: Stefano Gaggini

Title: President

SCHNITZER STEEL CANADIAN HOLDINGS, INC.,

a Canadian corporation

By: /s/ Stefano Gaggini

Name: Stefano Gaggini

Title: President

RADIUS RECYCLING, INC.

Amended, Restated AND CONSOLIDATED CANADIAN SECURITY and Pledge AGREEMENT

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A.,

as Administrative Agent

By: /s/ Liliana Claar

Name: Liliana Claar

Title: Vice President

RADIUS RECYCLING, INC.

Amended, Restated AND CONSOLIDATED CANADIAN SECURITY and Pledge AGREEMENT

SCHEDULE 1

LOCATIONS OF COLLATERAL

Grantor	Locations of Collateral
SCHNITZER STEEL CANADA LTD.	Province of British Columbia
Province of Alberta

SCHNITZER STEEL CANADIAN HOLDINGS, INC.	Province of British Columbia

EXHIBIT A

[FORM OF]

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to __________________the following Equity Interests of [___________], a [_________] [corporation] [limited liability company]:

No. of Shares Certificate No.

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such Equity Interests and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

[ASSIGNOR]

By:

Name:

Title:

EXHIBIT B

[FORM OF]
CONFIRMATION OF SECURITY INTEREST IN INTELLECTUAL PROPERTY

TO:	CANADIAN INTELLECTUAL PROPERTY OFFICE
DATED:	[__]

WHEREAS, [__] of [__] (the "Grantor"), is the owner of the patents, patent applications, trade-marks, trade-mark applications, copyrights, copyright applications, industrial designs and industrial design applications set forth in Schedule I hereto, and the underlying goodwill associated with the business in association with which such patents, trade-marks, copyrights and industrial designs are used (collectively, the "Intellectual Property").

WHEREAS, pursuant to the Third Amended and Restated Credit Agreement, dated as of April 6, 2016 (as amended, amended and restated, modified, supplemented, increased, extended, restated, renewed, refinanced or replaced from time to time, the "Credit Agreement") among, inter alia, Radius Recycling, Inc. (formerly, Schnitzer Steel Industries, Inc.), an Oregon corporation, Schnitzer Steel Canada Ltd., a British Columbia corporation, as borrowers, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent (in such capacity and together with any successors in such capacity, the "Administrative Agent"), at its office at 101 N. Tryon Street, Charlotte, North Carolina, 28255-0001, the Grantor and others entered into the Amended, Restated and Consolidated Canadian Security and Pledge Agreement dated as of July 10, 2024 (as amended, modified, restated and/or supplemented from time to time, the "Security Agreement") in favour of the Administrative Agent, for the benefit of the holders of the Obligations referenced therein, pursuant to which the Grantor granted a security interest in and to, inter alia, the Intellectual Property to the Administrative Agent, for the benefit of the holders of the Obligations, to secure the payment and performance of its obligations to the holders of the Obligations, including, without limitation, its obligations under or in connection with the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby confirms the grant under the Security Agreement to the Administrative Agent, for the benefit of the holders of the Obligations, of a security interest in and to the Intellectual Property.

[signature page follows]

In witness whereof, the Grantor has caused this Confirmation to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR]

By:
Name:
Title:

SCHEDULE I
to
CONFIRMATION OF SECURITY INTEREST IN
INTELLECTUAL PROPERTY

TRADEMARKS/PATENTS/COPYRIGHTS/INDUSTRIAL DESIGNS